UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2015

First Capital Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-33543	11-3782033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Cox Road, Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 273-1160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K/A (Amendment No. 1) filed by First Capital Bancorp, Inc. (the “Company”) on November 4, 2015 (the “Form 8-K/A”), John M. Presley, Managing Director and Chief Executive Officer of the Company, has decided to resign as Chief Executive Officer of the Company effective November 13, 2015 (the “Inception Date”) in order to become the Chief Executive Officer of Lumber Liquidators Holdings, Inc. On November 3, 2015, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Presley setting forth the terms of his retention as a consultant to the Company during the pendency of the Company’s previously announced merger (the “Merger”) with Park Sterling Corporation (“Park Sterling”). As previously disclosed in the Form 8-K/A, the Company’s Board of Directors has appointed Robert G. Watts, Jr., currently the President and Chief Executive Officer of First Capital Bank, a wholly-owned subsidiary of the Company, as Acting Chief Executive Officer of the Company effective as of the Inception Date. Mr. Presley will continue to serve on the Board of Directors of the Company and First Capital Bank after his resignation as the Company’s Chief Executive Officer.

Pursuant to the Consulting Agreement, Mr. Presley will act as a consultant to the Company beginning on the Inception Date and ending on the earliest to occur of (i) the effective date of the Merger, (ii) the date the merger agreement with Park Sterling is terminated, or (iii) the date the Consulting Agreement is terminated pursuant to its terms by mutual consent of the parties, by Mr. Presley or by the Company (such period, the “Consulting Period”). During the Consulting Period, Mr. Presley will provide, as requested by the Acting Chief Executive Officer and/or the Chairman of the Board of Directors of the Company, support to the Company’s operational, regulatory, merger, business generation and other matters. Such services will not exceed 20 hours per week, without the consent of Mr. Presley. Mr. Presley will receive a consulting fee equal to $15,000 per month during the Consulting Period (the “Consulting Fee”) and will be reimbursed for his reasonable business expenses.

Under the terms of the Consulting Agreement, Mr. Presley has agreed that, during the Consulting Period and for a one-year period following the expiration of the Consulting Agreement, he will not engage in a financial services business in the Company’s market area that is competitive with the Company or its affiliates. He has also agreed that, during the Consulting Period and for a two-year period following the expiration of the Consulting Agreement, he will not (i) solicit or encourage customers of the Company or its affiliates to terminate their relationship with the Company or its affiliates, or become customers of the Company’s competitors, nor (ii) encourage any employee of the Company or its affiliates to terminate his or her employment.

The Consulting Agreement includes the following provisions relating to termination:

•	The Company may terminate the Consulting Agreement at any time without “cause” (as defined in the Consulting Agreement). Under such circumstances, Mr. Presley will be entitled to receive the Consulting Fee until the earlier of (i) the date the Merger is consummated or (ii) the date the merger agreement with Park Sterling is terminated. If the Company terminates the Consulting Agreement without “cause” after March 31, 2016, the Company will have no further obligation to pay the Consulting Fee to Mr. Presley.

•	The Company may terminate the Consulting Agreement at any time for “cause” and will have no further obligation to pay the Consulting Fee to Mr. Presley.

•	Mr. Presley may terminate the Consulting Agreement for any reason by giving 30 days’ notice to the Company. Under such circumstances, Mr. Presley will be entitled to receive any Consulting Fees due but not yet paid as of the termination date. The Company will otherwise have no further obligations to Mr. Presley under the Consulting Agreement.

Pursuant to the Consulting Agreement, Mr. Presley has released the Company and its affiliates and successors from any and all claims that he may have, including claims under his current employment agreement (which shall terminate as of the Inception Date) and endorsement split dollar life insurance agreement with the Company. In exchange for such release, Mr. Presley will receive the following additional benefits:

•	Within 10 days after the Inception Date, a lump sum cash payment equal to any accrued employment compensation not yet paid by the Company.

•	Within 10 days after the Inception Date, a lump sum cash payment of $130,925, which represents a pro-rated portion of Mr. Presley’s 2015 incentive bonus.

•	Within five business days after the consummation of the Merger, a lump sum cash payment equal to $1,564,811.69 less the amount necessary to avoid imposition of an excise tax under Sections 280G and 4999 of the Internal Revenue Code.

•	Mr. Presley’s endorsement split dollar life insurance agreement with the Company will remain in full force and effect until the death benefit is paid to his beneficiaries under such agreement.

•	All restricted stock awards granted to Mr. Presley that are unvested as of the Inception Date will accelerate and vest on the Inception Date.

Under the Consulting Agreement, any award or payment of incentive compensation that is received by Mr. Presley pursuant to the Consulting Agreement or otherwise is subject to clawback by the Company as required by applicable law, any stock exchange listing requirement and on such basis and events as reasonably determined by the Board of Directors of the Company.

The above description of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with the proposed Merger, Park Sterling and Mr. Presley previously intended to enter into a consulting arrangement pursuant to which Mr. Presley would provide consulting services to Park Sterling for a period of 30 months after consummation of the Merger. Mr. Presley and Park Sterling have determined that they will not enter into such consulting arrangement so that Mr. Presley can devote his full attention to his new position as Chief Executive Officer of Lumber Liquidators Holdings, Inc. after consummation of the Merger.

Additional Information About the Merger and Where To Find It

In connection with the Merger, Park Sterling has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”) that includes a proxy statement of the Company that also constitutes a prospectus of Park Sterling (the “Proxy Statement/Prospectus”), as well as other relevant documents concerning the proposed Merger. Investors are strongly urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the proposed Merger and other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information regarding the proposed Merger.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about the Company and Park Sterling, may be obtained at the SEC’s website (http://www.sec.gov). In addition, free copies of documents filed with the SEC may be obtained on the respective websites of the Company and Park Sterling at www.1capitalbank.com and www.parksterlingbank.com.

Participants in Solicitation

The Company and Park Sterling and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed Merger. Information about the directors and executive officers of the Company and Park Sterling and other persons who may be deemed participants in this solicitation are included in the Proxy Statement/Prospectus. Information about the Company’s executive officers and directors can be found in the Company’s definitive proxy statement in connection with its 2015 Annual Meeting of Shareholders filed with the SEC on April 15, 2015. Information about Park Sterling’s executive officers and directors can be found in Park Sterling’s definitive proxy statement in connection with its 2015 Annual Meeting of Shareholders filed with the SEC on April 13, 2015. Free copies of these documents can be obtained from the sources indicated above.

This current report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

The information under Item 5.02 is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Consulting Agreement, dated November 3, 2015, between First Capital Bancorp, Inc. and John M. Presley.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2015

FIRST CAPITAL BANCORP, INC.

By:	/s/ John M. Presley
John M. Presley
Chief Executive Officer and Managing Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Consulting Agreement, dated November 3, 2015, between First Capital Bancorp, Inc. and John M. Presley.